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Carolina Power & Light Company
STATEMENTS  OF  CASH  FLOWS

(In thousands)                                                  Three Months Ended      Twelve Months Ended
                                                                    March 31                March 31
                                                                 1996        1995        1996        1995
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
Operating Activities
  Net income                                                $  118,346  $   98,033  $  392,916  $  322,376
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization                              112,933     115,061     444,534     469,075
    Harris Plant deferred costs                                  6,256       4,386      21,702      17,046
    Deferred income taxes                                       14,626     (11,579)    115,886      34,482
    Investment tax credit                                       (2,611)     (2,553)     (9,402)    (11,207)
    Allowance for equity funds used during construction         (1,035)       (913)     (3,472)     (4,724)
    Deferred fuel cost (credit)                                (11,409)     22,475     (34,733)     62,897
    Net increase in receivables, inventories
      and prepaid expenses                                     (15,575)    (43,392)    (50,032)    (94,200)
    Net decrease in payables and accrued expenses              (18,615)    (16,376)    (41,831)    (70,304)
    Miscellaneous                                                5,744      11,979      29,394     (12,576)
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     Net Cash Provided by Operating Activities                 208,660     177,121     864,962     712,865
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Investing Activities
  Gross property additions                                     (88,478)    (71,928)   (282,950)   (274,392)
  Nuclear fuel additions                                       (26,073)    (15,868)    (87,551)    (30,501)
  Contributions to external decommissioning trust              (10,298)    (18,564)    (29,809)    (33,861)
  Contributions to retiree benefit trusts                      (24,700)     (2,400)    (24,700)     (2,400)
  Allowance for equity funds used during construction            1,035         913       3,472       4,724
  Miscellaneous                                                (13,238)       (487)    (41,266)     (6,581)
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     Net Cash Used in Investing Activities                    (161,752)   (108,334)   (462,804)   (343,011)
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Financing Activities
  Proceeds from issuance of long-term debt                     265,557      59,731     386,539     229,956
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)                         3,640      27,400     (18,117)     88,800
  Retirement of long-term debt                                (255,504)   (125,045)   (406,603)   (297,802)
  Purchase of Company common stock (Note 4)                     (1,920)     (4,178)   (130,181)   (118,895)
  Dividends paid on common stock                               (65,168)    (64,656)   (258,449)   (255,876)
  Dividends paid on preferred stock                             (2,400)     (2,420)     (9,603)     (9,623)
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     Net Cash Used in Financing Activities                     (55,795)   (109,168)   (436,414)   (363,440)
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Net Increase (Decrease) in Cash and Cash Equivalents            (8,887)    (40,381)    (34,256)      6,414

Cash and Cash Equivalents at Beginning of the Period            14,489      80,239      39,858      33,444
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Cash and Cash Equivalents at End of the Period              $    5,602  $   39,858  $    5,602  $   39,858
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Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest                    $   55,202  $   54,694  $  203,804  $  191,201
                                income taxes                $      655  $    1,611  $  176,207  $  180,320

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See Supplemental Data and Notes to Financial Statements.




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